UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARTHUR J. GALLAGHER & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 12, 2020.

ARTHUR J. GALLAGHER & CO. ARTHUR J. GALLAGHER & CO. 2850 GOLF ROAD ROLLING MEADOWS, IL 60008-4050	Meeting Information*
Meeting Type: Annual Meeting
For holders as of: March 20, 2020
Date: May 12, 2020 Time: 9:00 AM CDT
Location: Arthur J. Gallagher & Co.
2850 Golf Road
Rolling Meadows, IL 60008-4050
Directions: please contact Corporate Secretary, c/o Arthur J. Gallagher & Co., 2850 Golf Road, Rolling Meadows, IL 60008-4050

* We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state, and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold our Annual Meeting as currently planned, we will announce any additional or alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. Please monitor our press releases, available at www.ajg.com/ir, and our filings with the SEC for updated information. If you are planning to attend our Annual Meeting, please check www.ajg.com/ir the week of the meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail if you so request. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice of 2020 Annual Meeting and Proxy Statement                        2. 2019 Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow  (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents or proxy materials for future stockholder meetings, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:         www.proxyvote.com

2) BY TELEPHONE:    1-800-579-1639

3) BY E-MAIL*:            sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2020 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: At the entrance to the meeting, you will be requested to show a driver’s license, passport or other form of government-issued identification. Please check the proxy materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

Company Proposals:

The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1 below:

1.  Election of Directors

1a.  Sherry S. Barrat

1b.  William L. Bax

1c.  D. John Coldman

1d.  Frank E. English, Jr.

1e.  J. Patrick Gallagher, Jr.

1f.   David S. Johnson

1g.  Kay W. McCurdy

1h.  Christopher C. Miskel

1i.   Ralph J. Nicoletti

1j.   Norman L. Rosenthal

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.  Ratification of the Appointment of Ernst & Young LLP as our Independent Auditor for the fiscal year ending December 31, 2020.

3.  Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers.

Stockholder Proposal:

The Board of Directors recommends you vote AGAINST proposal 4.

4.  Stockholder Proposal: Diversity Search Policy.